As filed with the Securities and Exchange Commission on April 15, 2010
Registration No. 333-48302

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN PETRO-HUNTER, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	98-0171619
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

17470 North Pacesetter Way
Scottsdale, Arizona 85255
(Address of Principal Executive Offices)(Zip Code)

The Wolf Industries Inc. 2000 Stock Option Plan
(Full Title of the Plan)

Robert B. McIntosh
President and Chief Executive Officer
American Petro-Hunter, Inc.
17470 North Pacesetter Way
Scottsdale, Arizona 85255
(Name and Address of Agent for Service)

(480) 305-2052
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mark C. Lee
Greenberg Traurig, LLP
1201 K Street, Suite 1100
Sacramento, California 95814
(916) 442-1111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

EXPLANATORY NOTE:  DEREGISTRATION OF SECURITIES

Effective immediately upon the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (333-48302), American Petro-Hunter, Inc. (the “Company”) hereby deregisters all shares of common stock, par value $0.001 per share, of the Company issuable by the Company pursuant to The Wolf Industries Inc. 2000 Stock Option Plan that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scottsdale, state of Arizona, on this 15th day of April, 2010.

AMERICAN PETRO-HUNTER, INC.

By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Its: President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Capacity	Date
/s/ Robert B. McIntosh	President, Chief Executive Officer and Director	April 15, 2010
Robert B. McIntosh	(Principal Executive Officer)

/s/ John J. Lennon	Chief Financial Officer, Secretary and Chairman of the Board	April 15, 2010
John J. Lennon	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dan Holladay	Director	April 15, 2010
Dan Holladay